FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth-Quarter and Full-Year 2018 Results

BOSTON – February 14, 2019 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the fourth quarter and full year 2018. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release and reconciliations of non-GAAP measures to the appropriate GAAP measures, are available on Iron Mountain’s Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2019/Q4-2018-Iron-Mountain-Incorporated-Earnings-Conference-Call/default.aspx or by clicking HERE.

Financial Performance Highlights for the Fourth Quarter and Full Year 2018

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Total reported Revenues for the fourth quarter were $1,061 million, compared with $991 million in the fourth quarter of 2017. Excluding the impact of foreign exchange (FX), Total reported Revenues grew 9.9% compared to the prior year, reflecting the contribution from recent data center acquisitions not included in the full 2017 period. For full year 2018, Total reported Revenues were $4.23 billion, compared with $3.85 billion in 2017, an increase of 10.2% excluding the impact of FX.

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Income from Continuing Operations for the fourth quarter was $159 million, compared with $24 million in the fourth quarter of 2017. Income from Continuing Operations included $12 million of significant acquisition costs in the fourth quarter of 2018, compared with $26 million in the fourth quarter of 2017. In addition, Income from Continuing Operations in the fourth quarter of 2017 included a $30 million debt extinguishment charge associated with refinancing of the company’s indebtedness. For full year 2018, Income from Continuing Operations was $377 million, compared with $192 million in 2017, with significant acquisition costs of $51 million in 2018 and $85 million in 2017.

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Adjusted EBITDA for the fourth quarter was $360 million, compared with $327 million in the fourth quarter of 2017. Excluding the impact of FX, Adjusted EBITDA increased by 12.3% reflecting the data center acquisitions noted above, flow through from revenue management, improvement in Service margins, and cost synergies resulting from the Recall acquisition. For full year 2018, Adjusted EBITDA was $1.44 billion, compared with $1.26 billion in 2017, an increase of 14.0% excluding the impact of FX.

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Reported EPS - Fully Diluted from Continuing Operations for the fourth quarter was $0.55 compared with $0.09 in the fourth quarter of 2017. For full year 2018, Reported EPS - Fully Diluted from Continuing Operations was $1.31 compared with $0.71 in 2017. Reported EPS in 2018 was impacted by gains from real estate capital recycling, and increased interest and depreciation and amortization expense related to the recent data center acquisitions, while reported EPS in 2017 included the debt extinguishment charge noted above.

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Adjusted EPS for the fourth quarter was $0.25, compared with $0.29 in the fourth quarter of 2017. For full year 2018, Adjusted EPS was $1.10, compared with $1.16 in 2017. Adjusted EPS for the fourth quarter and full year 2017 reflects an amortization charge of approximately $0.02 per share associated with an adjustment to Recall customer relationship value. Prior to the amortization adjustment, Adjusted EPS for the fourth quarter and full year 2017 would have been $0.31 and $1.18, respectively. In addition, Adjusted EPS reflects a structural tax rate of 18.2%, compared with 19.7% in 2017.

•	Net Income for the fourth quarter was $159 million compared with $21 million in the fourth quarter of 2017. For full year 2018, Net Income was $365 million compared with $185 million in 2017.

•	FFO (Normalized) per share was $0.56 for the fourth quarter, compared with $0.53 in the fourth quarter of 2017. For full year 2018, FFO (Normalized) per share was $2.30, compared with $2.13 in 2017.

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AFFO was $194 million for the fourth quarter compared with $154 million in the fourth quarter of 2017, an increase of 25.9%. For full year 2018, AFFO increased 16.2% to $874 million, compared with $752 million in 2017.

Guidance
The company issued 2019 full-year guidance; details including the impact from foreign currency are summarized in the table below.

2019 Guidance(1)
	2018 Results	2018 Results at 2019 FX Rates(2)	2019 Guidance	2019 Guidance (midpoint)	Y/Y Change (vs. midpoint)	Constant Currency Y/Y Change
Revenue	$4,226	$4,162	$4,200 - $4,400	$4,300	1.8%	3.3%
Adj. EBITDA	$1,436	$1,417	$1,420 - $1,530	$1,475	2.7%	4.1%
Adj. EPS	$1.10	$1.09	$1.08 - $1.18	$1.13	2.7%	3.7%
AFFO	$874	$861	$870 - $930	$900	3.0%	4.5%

(1)	Includes the impact of the adoption of lease accounting, which is expected to reduce Adjusted EBITDA by $10 million to $15 million.

(2)	Based on FX rates as of January 4, 2019.

Dividend
On February 5, 2019, the company’s board of directors declared a quarterly cash dividend of $0.611 per share for the first quarter for shareholders of record on March 15, 2019.

Forward Looking Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2019 guidance, and statements about our investment and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences on and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete (vi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (vii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms and to close pending acquisitions and to integrate acquired companies efficiently; (viii) the impact of service interruptions or equipment damage, and cost of power on our data center operations; (ix) our ability or inability to satisfy our debt obligations and restrictions in our debt instruments; (x) changes in the amount of our capital expenditures and our ability to invest in accordance with plan; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) the performance of business partners upon whom we depend for technical assistance and shared services; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 85 million square feet across more than 1,400 facilities in approximately 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include information management, digital transformation, secure storage,  secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv                        Anjaneya Singh, CFA
Senior Vice President, Investor Relations        Director, Investor Relations
greer.aviv@ironmountain.com            anjaneya.singh@ironmountain.com
(617) 535-2887                    (617) 535-8577
Media Contacts:
Christian T. Potts
Director, Corporate Communications
Christian.Potts@ironmountain.com
(617) 535-8721